ARHAUS ANNOUNCES FIRST QUARTER 2023 FINANCIAL RESULTS

Net Revenue Up 23.7% with Comparable Growth of 21.0%
Reaffirming Full Year 2023 Outlook

BOSTON HEIGHTS, Ohio—May 4, 2023—Arhaus, Inc. (NASDAQ: ARHS; “Arhaus” or the “Company”), a rapidly growing lifestyle brand and omni-channel retailer of premium artisan-crafted home furnishings, reported financial results for the first quarter ended March 31, 2023.

First Quarter 2023 Highlights
•Net revenue increased 23.7% to $305 million
•Comparable Growth(1) of 21.0%
•Net and Comprehensive Income of $34 million
•Adjusted Net Income of $34 million
•Adjusted EBITDA increased 75.8% to $55 million

2023 Outlook Reaffirmed
•Net revenue of $1,240 million to $1,300 million
•Comparable Growth(1) of (4)% to 1%
•Net and Comprehensive Income of $95 million to $110 million
•Adjusted EBITDA of $180 million to $195 million

CEO Comments

John Reed, Co-Founder and Chief Executive Officer, commented,

“We are very pleased with our first quarter 2023 performance and are reaffirming our full year 2023 outlook. In addition to the notable performance in our revenue and earnings, our first quarter demand comparable growth(2) was 5.6%, with growth in the first two months of the year up high-single-digits and flat in March. In April, our demand comparable growth was flat.

“We believe that our strong debt-free balance sheet positions us well to successfully navigate the current macroeconomic backdrop while simultaneously executing on the initiatives that underpin our long term growth strategy, including multiple new Showroom projects and new systems upgrades.”

First Quarter 2023 Results

Net revenue increased 23.7% to $305 million, compared to $246 million in the first quarter of 2022. The increase was driven by strong demand in both Showroom and eCommerce sales channels, as well as delivery of orders in backlog as our supply chain improves.

Comparable growth(1) was 21.0% and demand comparable growth(2) was 5.6% in the first quarter of 2023.

Gross margin increased 31.2% to $128 million, compared to $98 million in the first quarter of 2022, driven by higher net revenue, partially offset by higher variable costs related to the increase in net revenue, including product, transportation and variable rent expense as well as higher fixed Showroom costs and credit card fees related to increased interest rates and demand.

Selling, general and administrative (“SG&A”) expenses increased 10.6%, to $83 million, compared to $75 million in the first quarter of 2022, primarily driven by increased corporate expense to support the growth of the business and higher selling expense related to new Showrooms and demand.

Net and comprehensive income was $34 million compared to $16 million in the first quarter of 2022. This increase was primarily driven by higher net revenue, partially offset by the above factors and higher income tax. Adjusted net income was $34 million in the first quarter of 2023 compared to $17 million in the first quarter of 2022.

Adjusted EBITDA increased 75.8% to $55 million compared to $31 million in the first quarter of 2022. Adjusted EBITDA as a percent of net revenue increased 530 basis points to 18.0% in the first quarter of 2023, compared to 12.7% in the first quarter of 2022.

The Company ended the quarter with 82 total Showrooms across 29 states. On April 14, 2023, the Company opened its eighty-third Showroom, a new Design Studio in Naperville, Illinois.

Balance Sheet and Cash Flow Highlights, as of March 31, 2023

Cash and cash equivalents totaled $145 million, and the Company had no long-term debt at March 31, 2023. Net merchandise inventory increased 2.0% to $292 million, compared to $286 million as of December 31, 2022. Client deposits decreased 2.3% to $198 million, primarily due to improved delivery of orders in backlog and lower demand comparable growth(2) in the first quarter.

For the three months ended March 31, 2023, net cash provided by operating activities was $8 million, compared to $35 million for the three months ended March 31, 2022.

For the three months ended March 31, 2023, net cash used in investing activities was $8 million which includes landlord contributions of $1 million and company-funded capital expenditures(3) of $8 million. For the three months ended March 31, 2022, net cash used in investing activities was $10 million, which included landlord contributions of $2 million and company-funded capital expenditures of $8 million.

Outlook

The table below reaffirms our previously provided expectations for selected full year 2023 financial operating results.

Full Year 2023
Net revenue	$1,240 million to $1,300 million
Comparable growth(1)	(4)% to 1%
Net income(4)	$95 million to $110 million
Adjusted EBITDA(5)	$180 million to $195 million
Other estimates:
Company-funded capital expenditures(3)	$75 million to $85 million
Fully diluted shares	~141 million
Effective tax rate	~ 26%

________________________

(1) Comparable growth is a key performance indicator and is defined as the year-over-year percentage change of the dollar value of orders delivered (based on purchase price), net of the dollar value of returns (based on amount credited to client), from our comparable Showrooms and eCommerce, including through our direct-mail catalog.
(2) Demand comparable growth is a key performance indicator and is defined as the year-over-year percentage change of demand from our comparable Showrooms and eCommerce, including through our direct-mail catalog.

(3) Company-funded capital expenditures is defined as total net cash used in investing activities less landlord contributions.
(4) U.S. GAAP net income.
(5) We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. These items include, but are not limited to, future share-based compensation expense, income taxes, and interest expense. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure is not available without unreasonable effort.

Conference Call

You are invited to listen to Arhaus’ conference call to discuss the first quarter 2023 financial results scheduled for today, May 4, 2023, at 8:30 a.m. Eastern Time. The call will be available over the Internet on our website (http://ir.arhaus.com) or by dialing (877) 407-3982 within the U.S., or 1 (201) 493-6780, outside the U.S. The conference ID is: 13735044.

A recorded replay of the conference call will be available within approximately three hours of the conclusion of the call and can be accessed online at https://ir.arhaus.com for approximately twelve months.

About Arhaus

Founded in 1986, Arhaus is a rapidly growing lifestyle brand and omni-channel retailer of premium home furnishings. Through a differentiated proprietary model that directly designs and sources products from leading manufacturers and artisans around the world, Arhaus offers an exclusive assortment of heirloom quality products that are sustainably sourced, lovingly made, and built to last. With 83 showrooms and design center locations across the United States, a team of interior designers providing complimentary in-home design services, and robust online and eCommerce capabilities, Arhaus is known for innovative design, responsible sourcing, and client-first service. For more information, please visit www.arhaus.com.

Investor Contact:

Wendy Watson
SVP, Investor Relations
(440) 439-7700 x3409
invest@arhaus.com

Non-GAAP Financial Measures

In addition to the results provided in accordance with GAAP, this press release and related tables include adjusted EBITDA, adjusted EBITDA as a percentage of net revenue and adjusted net income, which present operating results on an adjusted basis.

We use non-GAAP measures to help assess the performance of our business, identify trends affecting our business, formulate business plans and make strategic decisions. In addition to our results determined in accordance with U.S. GAAP, we believe that providing these non-GAAP financial measures is useful to our investors as they present an informative supplemental view of our results from period to period by removing the effect of non-recurring items. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. These non-GAAP measures are not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company. These measures should only be read together with the corresponding GAAP measures. Please refer to the reconciliations of adjusted EBITDA and adjusted net income to the most directly comparable financial measures prepared in accordance with GAAP below.

Forward-Looking Statements
Certain statements contained herein, including statements under the headings “2023 Outlook Reaffirmed” and “Outlook” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws.

Forward-looking statements can generally be identified by the use of forward-looking terminology, including, but not limited to, “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Past performance is not a guarantee of future results or returns and no representation or warranty is made regarding future performance. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond our control that could cause our actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: our ability to manage and maintain the growth rate of our business; our ability to obtain quality merchandise in sufficient quantities; disruption in our receiving and distribution system, including delays in the integration of our new distribution centers and the possibility that we may not realize the anticipated benefits of multiple distribution centers; the possibility of cyberattacks and our ability to maintain adequate cybersecurity systems and procedures; loss, corruption and misappropriation of data and information relating to clients and employees; changes in and compliance with applicable data privacy rules and regulations; risks as a result of constraints in our supply chain; a failure of our vendors to meet our quality standards; declines in general economic conditions that affect consumer confidence and consumer spending that could adversely affect our revenue; our ability to anticipate changes in consumer preferences; risks related to maintaining and increasing showroom traffic and sales; our ability to compete in our market; our ability to adequately protect our intellectual property; compliance with applicable governmental regulations; effectively managing our eCommerce business and digital marketing efforts; our reliance on third-party transportation carriers and risks associated with freight and transportation costs; the COVID-19 pandemic and its effect on our business; and compliance with SEC rules and regulations as a public reporting company. These factors should not be construed as exhaustive. Furthermore, the potential impact of the COVID-19 pandemic on our business operations and financial results and on the world economy as a whole may heighten the risks and uncertainties that affect our forward-looking statements described above. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Arhaus, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (Unaudited, amounts in thousands, except share and per share data)

	March 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$144,520	$145,181
Restricted cash equivalents	7,100	7,346
Accounts receivable, net	1,907	1,734
Merchandise inventory, net	292,122	286,419
Prepaid and other current assets	44,122	37,371
Total current assets	489,771	478,051
Operating right-of-use assets	278,522	252,055
Financing right-of-use assets	37,957	38,522
Property, furniture and equipment, net	136,156	135,066
Deferred tax asset	12,242	16,841
Goodwill	10,961	10,961
Other noncurrent assets	277	296
Total assets	$965,886	$931,792

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$53,072	$62,636
Accrued taxes	15,320	12,256
Accrued wages	6,590	20,860
Accrued other expenses	33,174	35,169
Client deposits	197,933	202,587
Current portion of operating lease liabilities	40,233	39,744
Current portion of financing lease liabilities	494	531
Total current liabilities	346,816	373,783
Operating lease liabilities, long-term	315,694	289,871
Financing lease liabilities, long-term	51,806	51,835
Deferred rent and lease incentives	2,192	2,272
Other long-term liabilities	4,284	4,336
Total liabilities	$720,792	$722,097
Commitments and contingencies
Stockholders' equity
Class A shares, par value $0.001 per share (600,000,000 shares authorized, 52,241,567 issued and 52,217,060 outstanding and 51,437,348 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively)	52	51
Class B shares, par value $0.001 per share (100,000,000 shares authorized, 87,115,600 shares issued and outstanding as of March 31, 2023 and December 31, 2022)	87	87
Retained Earnings	54,152	20,053
Additional Paid-in Capital	190,803	189,504
Total Arhaus, Inc. stockholders' equity	245,094	209,695
Total liabilities and stockholders' equity	$965,886	$931,792

Arhaus, Inc. and Subsidiaries Condensed Consolidated Statements of Comprehensive Income (Unaudited, amounts in thousands, except share and per share data)

	Three months ended March 31,
	2023	2022
Net revenue	$304,568	$246,300
Cost of goods sold	176,330	148,583
Gross margin	128,238	97,717
Selling, general and administrative expenses	82,782	74,848
Income from operations	45,456	22,869
Interest expense (income), net	(173)	1,300
Other income	(572)	(358)
Income before taxes	46,201	21,927
Income tax expense	12,102	5,869
Net and comprehensive income	$34,099	$16,058

Net and comprehensive income per share, basic
Weighted-average number of common shares outstanding, basic	139,072,756	137,482,533
Net and comprehensive income per share, basic	$0.25	$0.12
Net and comprehensive income per share, diluted
Weighted-average number of common shares outstanding, diluted	139,939,543	138,708,468
Net and comprehensive income per share, diluted	$0.24	$0.12

Arhaus, Inc. and Subsidiaries Condensed Consolidated Statements of Cash Flows (Unaudited, amounts in thousands)
	Three months ended March 31,
	2023	2022
Cash flows from operating activities
Net income	$34,099	$16,058
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	6,740	5,876
Amortization of operating lease right-of-use asset	7,559	7,009
Amortization of deferred financing fees, interest on finance lease in excess of principal paid and interest on operating leases	4,640	2,557
Equity based compensation	1,630	697
Deferred tax assets	4,599	2,417
Amortization and write-off of lease incentives	(80)	(63)
Insurance proceeds	47	—
Changes in operating assets and liabilities
Accounts receivable	(173)	(1,358)
Merchandise inventory	(5,750)	(38,199)
Prepaid and other current assets	(7,513)	(3,016)
Other noncurrent liabilities	93	99
Accounts payable	(7,943)	8,680
Accrued expenses	(13,346)	4,633
Operating lease liabilities	(12,271)	(11,485)
Client deposits	(4,654)	41,314
Net cash provided by operating activities	7,677	35,219

Cash flows from investing activities
Purchases of property, furniture and equipment	(8,505)	(10,151)
Insurance proceeds	333	—
Net cash used in investing activities	(8,172)	(10,151)

Cash flows from financing activities
Principal payments under finance leases	(65)	(1)
Repurchase of shares for payment of withholding taxes for equity based compensation	(347)	—
Net cash used in financing activities	(412)	(1)
Net increase (decrease) in cash, cash equivalents and restricted cash equivalents	(907)	25,067

Cash, cash equivalents and restricted cash equivalents
Beginning of period	152,527	130,908
End of period	$151,620	$155,975

Arhaus, Inc. and Subsidiaries Condensed Consolidated Statements of Cash Flows (continued) (Unaudited, amounts in thousands)
	Three months ended March 31,
	2023	2022
Supplemental disclosure of cash flow information
Interest paid in cash	$1,305	$1,281
Interest received in cash	1,507	—
Income taxes paid in cash	1,246	259
Noncash operating activities:
Lease incentives	741	—
Noncash investing activities:
Purchase of property, furniture and equipment in accounts payable	1,539	108
Noncash financing activities:
Derecognition of build-to-suit assets as a result of ASC 842 adoption	—	(31,017)
Capital contributions	17	24

Arhaus, Inc. and Subsidiaries Reconciliation of Net Income to Adjusted Net Income (Unaudited, amounts in thousands, except share and per share data)

	Three months ended March 31,
	2023	2022
Net income	$34,099	$16,058
Adjustments (pre-tax):
Other expenses (1)	437	1,400
Total non-GAAP adjustments pre-tax	437	1,400
Less: Tax effect of adjustments (2)	114	375
Adjusted net income	$34,422	$17,083

Adjusted net income per share, basic
Weighted-average number of common shares outstanding, basic	139,072,756	137,482,533
Adjusted net income per share, basic	$0.25	$0.12
Adjusted net income per share, diluted
Weighted-average number of common shares outstanding, diluted	139,939,543	138,708,468
Adjusted net income per share, diluted	$0.25	$0.12

(1) Other expenses represent costs and investments not indicative of ongoing business performance, such as third-party consulting costs, one-time project start-up costs, severance, signing bonuses, recruiting and project-based strategic initiatives.
(2) The Company applied its normalized tax rate of 26.2% and 26.8% to the adjustment for the three months ended March 31, 2023 and March 31, 2022, respectively.

Arhaus, Inc. and Subsidiaries Reconciliation of Net Income to Adjusted EBITDA (Unaudited, amounts in thousands)

	Three months ended March 31,
	2023	2022
Net income	$34,099	$16,058
Interest expense (income), net	(173)	1,300
Income tax expense	12,102	5,869
Depreciation and amortization	6,740	5,876
EBITDA	52,768	29,103
Equity based compensation	1,630	697
Other expenses (1)	437	1,400
Adjusted EBITDA	$54,835	$31,200

Net revenue	$304,568	$246,300
Net income as a % of net revenue	11.2%	6.5%
Adjusted EBITDA as a % of net revenue	18.0%	12.7%

(1) Other expenses represent costs and investments not indicative of ongoing business performance, such as third-party consulting costs, one-time project start-up costs, severance, signing bonuses, recruiting and project-based strategic initiatives.